Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER NET INCOME

OF $230.7 MILLION, EARNINGS PER COMMON SHARE OF $0.94

EARNINGS PER COMMON SHARE INCREASED 25% OVER PRIOR YEAR QUARTER

RETURNED $185.7 MILLION IN CAPITAL TO COMMON STOCKHOLDERS

RETURN ON AVERAGE COMMON EQUITY OF 11.3%

(Chicago, April 21, 2015) Northern Trust Corporation today reported first quarter net income per diluted common share of $0.94, compared to $0.75 in the first quarter of 2014 and $0.98 in the fourth quarter of 2014. Net income was $230.7 million, compared to $181.4 million in the prior year quarter and $244.0 million in the prior quarter. Return on average common equity was 11.3%, compared to 9.3% in the prior year quarter and 11.5% in the prior quarter.

“We are pleased with our financial performance in the first quarter of 2015, which reflects continued growth in our business serving personal and institutional clients. Trust, investment and other servicing fees, which represent two-thirds of our revenue, increased 7% compared to last year. New business and higher equity markets contributed to growth in assets under custody and under management of 6% and 5%, respectively. Total revenue grew 9% and we maintained a disciplined focus on expenses, which increased 3%, producing meaningful operating leverage. As a result, our pre-tax profit margin improved to 31.2% in the first quarter and our return on equity was within our target range of 10-15%. We also look forward to returning capital to our stockholders in the year ahead as the Federal Reserve did not object to the proposed capital actions in our 2015 Capital Plan. Our Capital Plan and proposed capital distributions demonstrate the strength of Northern Trust’s focused business model, financial position and commitment to stockholders,” said Frederick H. Waddell, Chairman and Chief Executive Officer.

FIRST QUARTER 2015 PERFORMANCE VS. FIRST QUARTER 2014

Net income per common share was $0.94 in the first quarter of 2015, up from $0.75 in the first quarter of 2014. Net income was $230.7 million, compared to $181.4 million in the prior year quarter.

Revenue of $1.13 billion was up $94.0 million, or 9%, from $1.04 billion in the prior year quarter. Noninterest income increased $79.1 million, or 10%, to $873.9 million from the prior year quarter’s $794.8 million, primarily reflecting higher trust, investment and other servicing fees and foreign exchange trading income. Net interest income on a fully taxable equivalent (FTE) basis increased $12.4 million, or 5%, to $266.8 million compared to $254.4 million in the prior year quarter.

Trust, investment and other servicing fees were $727.5 million, up $48.0 million, or 7%, from $679.5 million in the prior year quarter. The increase primarily reflected new business and higher equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates.

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides the assets under custody and assets under management of Northern Trust’s Corporate & Institutional Services (C&IS) and Wealth Management business units.

	March 31,	December 31,	March 31,	% Change	% Change
($ In Billions)	2015	2014	2014	Q1-15/Q4-14	Q1-15/Q1-14
Assets Under Custody
Corporate & Institutional	$5,566.2	$5,453.1	$5,249.9	2%	6%
Wealth Management	524.6	515.7	503.6	2	4

Total Assets Under Custody	$6,090.8	$5,968.8	$5,753.5	2%	6%

Assets Under Management
Corporate & Institutional	$727.0	$709.6	$698.2	2%	4%
Wealth Management	233.1	224.5	217.2	4	7

Total Assets Under Management	$960.1	$934.1	$915.4	3%	5%

FIRST QUARTER 2015 PERFORMANCE VS. FIRST QUARTER 2014 (continued)

C&IS trust, investment and other servicing fees increased $28.1 million, or 7%, to $407.3 million from the prior year quarter’s $379.2 million.

	Q1	Q1	Change Q1 2015
($ In Millions)	2015	2014	from Q1 2014
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$277.1	$252.2	$24.9	10%
Investment Management	76.4	75.0	1.4	2
Securities Lending	21.6	22.7	(1.1)	(5)
Other	32.2	29.3	2.9	10

Total	$407.3	$379.2	$28.1	7%

Custody and fund administration fees, the largest component of C&IS fees, increased 10%, driven by new business and higher equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates. Investment management fees increased 2% due to new business and higher equity markets. Money market mutual fund fee waivers in C&IS totaled $15.2 million, compared to waived fees of $14.9 million in the prior year quarter.

Wealth Management trust, investment and other servicing fees totaled $320.2 million, increasing $19.9 million, or 7%, from $300.3 million in the prior year quarter.

	Q1	Q1	Change Q1 2015
($ In Millions)	2015	2014	from Q1 2014
Wealth Management Trust, Investment and Other Servicing Fees
Central	$130.8	$124.1	$6.7	5%
East	82.4	76.7	5.7	7
West	66.8	62.4	4.4	7
Global Family Office	40.2	37.1	3.1	8

Total	$320.2	$300.3	$19.9	7%

The increased Wealth Management fees across regions and Global Family Office were primarily attributable to higher equity markets and new business. Money market mutual fund fee waivers in Wealth Management totaled $17.7 million in the current quarter compared to $17.6 million in the prior year quarter.

Foreign exchange trading income totaled $71.6 million, up $21.5 million, or 43%, compared with $50.1 million in the prior year quarter. The increase is primarily attributable to higher currency volatility and client volumes as compared to the prior year quarter.

FIRST QUARTER 2015 PERFORMANCE VS. FIRST QUARTER 2014 (continued)

Security commissions and trading income totaled $19.8 million, up $5.1 million, or 35%, compared with $14.7 million in the prior year quarter. The increase is attributable to higher income from interest rate protection products sold to clients as well as higher core brokerage revenues.

Net investment security gains totaled $0.1 million in the current quarter compared to net investment security losses of $4.0 million in the prior year quarter. The prior year quarter included $3.9 million of charges relating to the other-than-temporary impairment of certain Community Reinvestment Act eligible securities.

Net interest income on an FTE basis totaled $266.8 million, up $12.4 million, or 5%, compared to $254.4 million in the prior year quarter. The increase was primarily the result of growth in earning assets, offset partially by a lower net interest margin. Earning assets for the quarter averaged $98.7 billion, up $6.9 billion, or 7%, from $91.8 billion in the prior year quarter, primarily resulting from higher levels of Federal Reserve deposits, securities and loans, reflecting higher levels of demand and interest-bearing deposits. The net interest margin declined to 1.10% from 1.12% in the prior year quarter, primarily reflecting lower yields on earning assets, partially offset by a lower cost of interest-related funds.

The provision for credit losses was a credit of $4.5 million in the current quarter, reflecting improved credit quality across the loan portfolio. A provision of $3.0 million was recorded in the prior year quarter. Net charge-offs in the current quarter were $4.6 million, resulting from charge-offs of $7.5 million and recoveries of $2.9 million. The prior year quarter included $1.5 million of net charge-offs, resulting from $11.5 million of charge-offs and $10.0 million of recoveries. Nonperforming assets decreased 15% from the prior year quarter. Residential real estate loans and commercial real estate loans accounted for 72% and 18%, respectively, of total nonperforming loans and leases at March 31, 2015.

FIRST QUARTER 2015 PERFORMANCE VS. FIRST QUARTER 2014 (continued)

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

	March 31,	December 31,	March 31,
($ In Millions)	2015	2014	2014
Nonperforming Assets
Nonperforming Loans and Leases	$219.6	$215.7	$259.9
Other Real Estate Owned	8.5	16.6	9.8

Total Nonperforming Assets	228.1	232.3	269.7

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	259.0	267.0	279.2
Undrawn Loan Commitments and Standby Letters of Credit	27.7	28.9	30.2

Total Allowance for Credit Losses	$286.7	$295.9	$309.4

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.67%	0.68%	0.88%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	0.79%	0.84%	0.94%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.2x	1.2x	1.1x

Noninterest expense totaled $789.0 million in the current quarter, up $21.0 million, or 3%, from $768.0 million in the prior year quarter, primarily attributable to higher compensation, equipment and software and employee benefits expense, partially offset by lower outside services expense.

Compensation expense, the largest component of noninterest expense, equaled $354.3 million in the current quarter, up $12.5 million, or 4%, from $341.8 million in the prior year quarter, reflecting higher performance-based compensation, base pay adjustments and staff growth, partially offset by the favorable impact of movements in foreign exchange rates. Staff on a full-time equivalent basis at March 31, 2015, totaled approximately 15,600, up 5% from a year ago.

Employee benefit expense totaled $72.9 million in the current quarter, up $6.0 million, or 9%, from $66.9 million in the prior year quarter. The increase was primarily attributable to higher pension and employee medical expense.

FIRST QUARTER 2015 PERFORMANCE VS. FIRST QUARTER 2014 (continued)

Expense associated with outside services totaled $135.1 million in the current quarter, down $9.3 million, or 6%, from $144.4 million in the prior year quarter, primarily reflecting lower legal, third-party advisor fees, consulting and sub-custodian expenses.

Equipment and software expense totaled $110.3 million in the current quarter, up $9.0 million, or 9%, from $101.3 million in the prior year quarter. The current quarter included higher software amortization and related software support costs.

The provision for income taxes was $119.3 million in the current quarter, representing an effective tax rate of 34.1%. The provision for income taxes in the prior year quarter was $88.1 million, representing an effective tax rate of 32.7%.

FIRST QUARTER 2015 PERFORMANCE VS. FOURTH QUARTER 2014

Net income per diluted common share was $0.94 in the current quarter, compared to $0.98 in the fourth quarter of 2014. Net income totaled $230.7 million, compared to $244.0 million in the prior quarter. Excluding the prior quarter income tax benefit of $9.5 million related to Northern Trust’s decision to reinvest the pre-tax earnings of a foreign subsidiary indefinitely outside the U.S., net income per diluted common share and net income in the prior quarter were $0.94 and $234.5 million, respectively.

Revenue was $1.13 billion in the current and prior year quarter. Noninterest income totaled $873.9 million in the current quarter, up $7.7 million, from $866.2 million. Net interest income on an FTE basis of $266.8 million was down 2% from $270.9 million.

FIRST QUARTER 2015 PERFORMANCE VS. FOURTH QUARTER 2014 (continued)

Trust, investment and other servicing fees totaled $727.5 million in the current quarter, relatively unchanged from $728.2 million in the prior quarter. New business was offset by the unfavorable impact of movements in foreign exchange rates.

C&IS trust, investment and other servicing fees totaled $407.3 million in the current quarter, down slightly from $409.5 million in the prior quarter.

	Q1	Q4	Change Q1 2015
($ In Millions)	2015	2014	from Q4 2014
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$277.1	$281.6	$(4.5)	(2)%
Investment Management	76.4	77.6	(1.2)	(2)
Securities Lending	21.6	21.8	(0.2)	(1)
Other	32.2	28.5	3.7	13

Total	$407.3	$409.5	$(2.2)	(1)%

C&IS custody and fund administration fees decreased 2%, driven by the unfavorable impact of movements in foreign exchange rates, partially offset by new business and higher equity markets. Investment management fees decreased 2% in the current quarter. Money market mutual fee waivers in C&IS totaled $15.2 million in the current quarter compared with $16.8 million in the prior quarter. Other fees in C&IS increased 13%, primarily reflecting higher seasonal revenue from benefit payment services.

Wealth Management trust, investment and other servicing fees were $320.2 million, up slightly from $318.7 million in the prior quarter.

	Q1	Q4	Change Q1 2015
($ In Millions)	2015	2014	from Q4 2014
Wealth Management Trust, Investment and Other Servicing Fees
Central	$130.8	$129.3	$1.5	1%
East	82.4	82.4	—	—
West	66.8	67.6	(0.8)	(1)
Global Family Office	40.2	39.4	0.8	2

Total	$320.2	$318.7	$1.5	—%

The increased Wealth Management fees were primarily due to new business, partially offset by higher waived fees in money market mutual funds. Money market mutual fund fee waivers in Wealth Management totaled $17.7 million, compared to $16.2 million in the prior quarter.

FIRST QUARTER 2015 PERFORMANCE VS. FOURTH QUARTER 2014 (continued)

Foreign exchange trading income in the current quarter increased $10.9 million, or 18%, to $71.6 million compared to $60.7 million in the prior quarter, primarily reflecting higher currency volatility and client volumes in the current quarter.

Other operating income totaled $38.6 million, down 6% from $41.2 million in the prior quarter. The decrease reflected lower income associated with a third-party servicing agreement modified in the prior quarter.

Net interest income on an FTE basis totaled $266.8 million in the current quarter, down $4.1 million, or 2%, from $270.9 million in the prior quarter. The decrease was driven by a reduced number of days in the current quarter. Earning assets averaged $98.7 billion, down $695.4 million, or 1%, from $99.4 billion in the prior quarter. The net interest margin increased to 1.10% from 1.08% in the prior quarter, primarily driven by the favorable mix shift in earning assets.

The provision for credit losses was a credit of $4.5 million in the current quarter, reflecting improved credit quality across the loan portfolio. A provision of $3.0 million was recorded in the prior quarter. Net charge-offs in the current quarter totaled $4.6 million resulting from $7.5 million of charge-offs and $2.9 million of recoveries, compared to $5.4 million of net charge-offs in the prior quarter resulting from $8.2 million of charge-offs and $2.8 million of recoveries. Nonperforming assets decreased 2% as compared to the prior quarter.

FIRST QUARTER 2015 PERFORMANCE VS. FOURTH QUARTER 2014 (continued)

Noninterest expense totaled $789.0 million in the current quarter, up $7.7 million, from $781.3 million in the prior quarter, primarily attributable to higher employee benefits, business promotion and equipment and software expense, partially offset by lower outside services expense.

Compensation expense in the current quarter totaled $354.3 million, relatively unchanged from $355.7 million in the prior quarter.

Employee benefit expense totaled $72.9 million for the current quarter, up $10.2 million, or 16%, from $62.7 million in the prior quarter, due to higher pension, payroll tax and employee medical expense.

Expense for outside services totaled $135.1 million in the current quarter, a decrease of $8.1 million, or 6%, from $143.2 million in the prior quarter, primarily reflecting lower consulting, third-party advisor fees and legal expenses, partially offset by higher technical expenses.

Equipment and software expense in the current quarter was $110.3 million, up $6.8 million, or 7%, from $103.5 million in the prior quarter, due to higher software amortization and related software support costs.

The provision for income taxes in the current quarter totaled $119.3 million, representing an effective tax rate of 34.1%. The provision for income taxes in the prior quarter totaled $101.8 million, representing an effective tax rate of 29.5%. The prior quarter included the $9.5 million income tax benefit related to Northern Trust’s decision to reinvest the pre-tax earnings of a foreign subsidiary indefinitely outside the U.S.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $8.5 billion, up 7% from the prior year quarter’s average of $7.9 billion. The increase was primarily attributable to earnings retained and the issuance of preferred stock in August 2014, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share repurchase program. During the current quarter, the Corporation declared cash dividends totaling $5.9 million to preferred stockholders, and cash dividends totaling $78.5 million to common stockholders. During the three months ended March 31, 2015, the Corporation repurchased 1,555,870 shares of common stock at a cost of $107.2 million ($68.93 average price per share).

The capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at March 31, 2015, with all ratios applicable to classification as “well capitalized” under U.S. regulatory requirements having been exceeded.

Capital Ratios - Northern Trust Corporation	March 31, 2015		December 31, 2014		March 31, 2014 (c)
	Advanced (a) Approach	Standardized (b) Approach	Advanced (a) Approach	Standardized (c) Approach
Common Equity Tier 1	11.8%	10.5%	12.4%	12.5%	12.8%
Tier 1	12.4%	11.1%	13.2%	13.3%	13.0%
Total	14.2%	13.1%	15.0%	15.5%	15.5%
Tier 1 Leverage	7.8%	7.8%	n/a	7.8%	7.8%
Supplementary Leverage (d)	6.4%	n/a	n/a	n/a	n/a

Capital Ratios - The Northern Trust Company	March 31, 2015		December 31, 2014		March 31, 2014 (c)
	Advanced (a) Approach	Standardized (b) Approach	Advanced (a) Approach	Standardized (c) Approach
Common Equity Tier 1	11.4%	10.0%	12.0%	11.8%	11.7%
Tier 1	11.4%	10.0%	12.0%	11.8%	11.7%
Total	13.0%	11.8%	13.8%	14.0%	14.2%
Tier 1 Leverage	6.9%	6.9%	n/a	6.9%	6.9%
Supplementary Leverage (d)	5.7%	n/a	n/a	n/a	n/a

(a)	Effective with the second quarter of 2014, Northern Trust exited parallel run. Accordingly, the March 31, 2015, and December 31, 2014, ratios are calculated in compliance with the Basel III Advanced Approach final rules released by the Board of Governors of the Federal Reserve on July 2, 2013.
(b)	Effective with the first quarter of 2015, Standardized Approach risk weighted assets are calculated in compliance with the Basel III Standardized Approach final rules released by the Board of Governors of the Federal Reserve on July 2, 2013.
(c)	Standardized Approach capital components in 2014 are determined by Basel III phased in requirements and risk weighted assets are determined by Basel I requirements. The December 31, 2014, and March 31, 2014, ratios calculated under the Standardized Approach comply with the final rules released by the Board of Governors of the Federal Reserve on July 2, 2013.
(d)	Advanced Approaches banking organizations must calculate and report their supplementary leverage ratio beginning with the first quarter of 2015. Accordingly, Northern Trust must maintain a minimum supplementary leverage ratio of 3 percent beginning with the first quarter of 2018.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The tables below present a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	March 31, 2015			December 31, 2014			March 31, 2014
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$298.8	$6.2	$305.0	$303.9	$7.0	$310.9	$295.4	$8.7	$304.1
Interest Expense	38.2	—	38.2	40.0	—	40.0	49.7	—	49.7

Net Interest Income	$260.6	$6.2	$266.8	$263.9	$7.0	$270.9	$245.7	$8.7	$254.4

Net Interest Margin	1.07%		1.10%	1.05%		1.08%	1.09%		1.12%

FORWARD-LOOKING STATEMENTS

This release may include forward-looking statements concerning Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels and technology spending, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “may increase,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results, and involve risks and uncertainties that are difficult to predict. These statements are based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast on April 21, 2015. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:

https://www.northerntrust.com/financialreleases

The rebroadcast of the live call will be available on Northern Trust’s website from 2:00 p.m. CT on April 21, 2015, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.

To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes, and upcoming events, please visit Apple’s iTunes App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

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NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 1

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FIRST QUARTER
	2015	2014	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$727.5	$679.5	7%
Foreign Exchange Trading Income	71.6	50.1	43
Treasury Management Fees	16.3	16.8	(3)
Security Commissions and Trading Income	19.8	14.7	35
Other Operating Income	38.6	37.7	2
Investment Security Gains (Losses), net	0.1	(4.0)	104

Total Noninterest Income	873.9	794.8	10

Net Interest Income
Interest Income	298.8	295.4	1
Interest Expense	38.2	49.7	(23)

Net Interest Income	260.6	245.7	6

Total Revenue	1,134.5	1,040.5	9

Provision for Credit Losses	(4.5)	3.0	N/M

Noninterest Expense
Compensation	354.3	341.8	4
Employee Benefits	72.9	66.9	9
Outside Services	135.1	144.4	(6)
Equipment and Software	110.3	101.3	9
Occupancy	43.0	44.2	(3)
Other Operating Expense	73.4	69.4	6

Total Noninterest Expense	789.0	768.0	3

Income before Income Taxes	350.0	269.5	30
Provision for Income Taxes	119.3	88.1	36

NET INCOME	$230.7	$181.4	27%

Dividends on Preferred Stock	$5.9	$—	N/M %
Earnings Allocated to Participating Securities	3.7	2.9	28
Earnings Allocated to Common and Potential Common Shares	221.1	178.5	24

Per Common Share
Net Income
Basic	$0.95	$0.75	27%
Diluted	0.94	0.75	25

Average Common Equity	$8,084.2	$7,926.4	2%
Return on Average Common Equity	11.28%	9.28%	22
Return on Average Assets	0.87%	0.73%	19

Cash Dividends Declared per Common Share	$0.33	$0.31	6%

Average Common Shares Outstanding (000s)
Basic	233,381	237,208
Diluted	235,289	239,051
Common Shares Outstanding (EOP) (000s)	233,369	236,481

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 2

STATEMENT OF INCOME DATA	FIRST	FOURTH
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2015	2014	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$727.5	$728.2	—%
Foreign Exchange Trading Income	71.6	60.7	18
Treasury Management Fees	16.3	16.2	1
Security Commissions and Trading Income	19.8	20.9	(5)
Other Operating Income	38.6	41.2	(6)
Investment Security Gains (Losses), net	0.1	(1.0)	114

Total Noninterest Income	873.9	866.2	1

Net Interest Income
Interest Income	298.8	303.9	(2)
Interest Expense	38.2	40.0	(4)

Net Interest Income	260.6	263.9	(1)

Total Revenue	1,134.5	1,130.1	—

Provision for Credit Losses	(4.5)	3.0	N/M

Noninterest Expense
Compensation	354.3	355.7	—
Employee Benefits	72.9	62.7	16
Outside Services	135.1	143.2	(6)
Equipment and Software	110.3	103.5	7
Occupancy	43.0	45.1	(5)
Other Operating Expense	73.4	71.1	3

Total Noninterest Expense	789.0	781.3	1

Income before Income Taxes	350.0	345.8	1
Provision for Income Taxes	119.3	101.8	17

NET INCOME	$230.7	$244.0	(5)%

Dividends on Preferred Stock	$5.9	$9.5	(38)%
Earnings Allocated to Participating Securities	3.7	3.8	(3)
Earnings Allocated to Common and Potential Common Shares	221.1	230.7	(4)

Per Common Share
Net Income
Basic	$0.95	$0.98	(3)%
Diluted	0.94	0.98	(4)

Average Common Equity	$8,084.2	$8,110.7	—%
Return on Average Common Equity	11.28%	11.47%	(2)
Return on Average Assets	0.87%	0.90%	(3)

Cash Dividends Declared per Common Share	$0.33	$0.33	—%

Average Common Shares Outstanding (000s)
Basic	233,381	234,429
Diluted	235,289	236,369
Common Shares Outstanding (EOP) (000s)	233,369	233,391

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 3

BALANCE SHEET
($ In Millions)	MARCH 31
	2015	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,113.9	$510.0	118%
Interest-Bearing Due from and Deposits with Banks (**)	17,646.9	17,155.8	3
Federal Reserve Deposits	8,804.2	12,211.0	(28)
Securities
U.S. Government	4,627.4	2,414.7	92
Obligations of States and Political Subdivisions	117.1	200.8	(42)
Government Sponsored Agency	16,649.7	18,182.9	(8)
Other (***)	15,614.5	13,366.4	17

Total Securities	37,008.7	34,164.8	8
Loans and Leases	32,630.2	29,660.8	10

Total Earning Assets	97,203.9	93,702.4	4
Allowance for Credit Losses Assigned to Loans and Leases	(259.0)	(279.2)	(7)
Cash and Due from Banks	1,860.2	3,676.3	(49)
Buildings and Equipment	442.4	449.4	(2)
Client Security Settlement Receivables	2,219.3	1,845.2	20
Goodwill	527.3	541.6	(3)
Other Assets	4,957.9	3,896.9	27

Total Assets	$106,952.0	$103,832.6	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,892.2	$15,506.0	2%
Savings Certificates and Other Time	1,777.9	2,034.5	(13)
Non-U.S. Offices - Interest-Bearing	45,942.2	47,564.4	(3)

Total Interest-Bearing Deposits	63,612.3	65,104.9	(2)
Short-Term Borrowings	3,898.0	2,402.9	62
Senior Notes	1,497.1	1,996.7	(25)
Long-Term Debt	1,399.1	1,731.3	(19)
Floating Rate Capital Debt	277.2	277.2	—

Total Interest-Related Funds	70,683.7	71,513.0	(1)
Demand and Other Noninterest-Bearing Deposits	23,124.2	21,162.8	9
Other Liabilities	4,536.5	3,208.5	41

Total Liabilities	98,344.4	95,884.3	3
Common Equity	8,219.1	7,948.3	3
Preferred Equity	388.5	—	N/M

Total Equity	8,607.6	7,948.3	8

Total Liabilities and Stockholders’ Equity	$106,952.0	$103,832.6	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 4

BALANCE SHEET
($ In Millions)	MARCH 31	DECEMBER 31
	2015	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,113.9	$1,062.7	5%
Interest-Bearing Due from and Deposits with Banks (**)	17,646.9	16,649.1	6
Federal Reserve Deposits	8,804.2	17,386.3	(49)
Securities
U.S. Government	4,627.4	4,507.0	3
Obligations of States and Political Subdivisions	117.1	126.4	(7)
Government Sponsored Agency	16,649.7	16,407.6	1
Other (***)	15,614.5	13,110.5	19

Total Securities	37,008.7	34,151.5	8
Loans and Leases	32,630.2	31,640.2	3

Total Earning Assets	97,203.9	100,889.8	(4)
Allowance for Credit Losses Assigned to Loans and Leases	(259.0)	(267.0)	(3)
Cash and Due from Banks	1,860.2	1,329.7	40
Buildings and Equipment	442.4	444.3	—
Client Security Settlement Receivables	2,219.3	1,568.8	41
Goodwill	527.3	533.2	(1)
Other Assets	4,957.9	5,447.7	(9)

Total Assets	$106,952.0	$109,946.5	(3)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,892.2	$15,916.4	—%
Savings Certificates and Other Time	1,777.9	1,757.4	1
Non-U.S. Offices - Interest-Bearing	45,942.2	47,545.0	(3)

Total Interest-Bearing Deposits	63,612.3	65,218.8	(2)
Short-Term Borrowings	3,898.0	3,503.2	11
Senior Notes	1,497.1	1,497.0	—
Long-Term Debt	1,399.1	1,615.1	(13)
Floating Rate Capital Debt	277.2	277.2	—

Total Interest-Related Funds	70,683.7	72,111.3	(2)
Demand and Other Noninterest-Bearing Deposits	23,124.2	25,538.2	(9)
Other Liabilities	4,536.5	3,848.1	18

Total Liabilities	98,344.4	101,497.6	(3)
Common Equity	8,219.1	8,060.4	2
Preferred Equity	388.5	388.5	—

Total Equity	8,607.6	8,448.9	2

Total Liabilities and Stockholders’ Equity	$106,952.0	$109,946.5	(3)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 5

AVERAGE BALANCE SHEET
($ In Millions)	FIRST QUARTER
	2015	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,033.7	$530.3	95%
Interest-Bearing Due from and Deposits with Banks (**)	15,263.1	17,062.5	(11)
Federal Reserve Deposits	14,504.0	12,702.5	14
Securities
U.S. Government	4,580.0	2,313.7	98
Obligations of States and Political Subdivisions	121.6	213.1	(43)
Government Sponsored Agency	16,511.9	17,834.7	(7)
Other (***)	14,579.0	12,006.5	21

Total Securities	35,792.5	32,368.0	11
Loans and Leases	32,099.8	29,177.4	10

Total Earning Assets	98,693.1	91,840.7	7
Allowance for Credit Losses Assigned to Loans and Leases	(265.9)	(277.8)	(4)
Cash and Due from Banks	1,573.4	2,806.6	(44)
Buildings and Equipment	446.9	457.7	(2)
Client Security Settlement Receivables	959.7	904.4	6
Goodwill	529.7	540.8	(2)
Other Assets	5,576.3	3,971.1	40

Total Assets	$107,513.2	$100,243.5	7%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,361.0	$14,713.8	4%
Savings Certificates and Other Time	1,741.7	1,825.5	(5)
Non-U.S. Offices - Interest-Bearing	47,399.8	46,566.4	2

Total Interest-Bearing Deposits	64,502.5	63,105.7	2
Short-Term Borrowings	5,187.4	4,552.0	14
Senior Notes	1,497.0	1,996.6	(25)
Long-Term Debt	1,571.9	1,728.9	(9)
Floating Rate Capital Debt	277.2	277.1	—

Total Interest-Related Funds	73,036.0	71,660.3	2
Demand and Other Noninterest-Bearing Deposits	22,023.6	17,642.1	25
Other Liabilities	3,980.9	3,014.7	32

Total Liabilities	99,040.5	92,317.1	7
Common Equity	8,084.2	7,926.4	2
Preferred Equity	388.5	—	N/M

Total Equity	8,472.7	7,926.4	7

Total Liabilities and Stockholders’ Equity	$107,513.2	$100,243.5	7%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 6

AVERAGE BALANCE SHEET	FIRST	FOURTH
($ In Millions)	QUARTER	QUARTER
	2015	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,033.7	$1,045.8	(1)%
Interest-Bearing Due from and Deposits with Banks (**)	15,263.1	16,458.7	(7)
Federal Reserve Deposits	14,504.0	17,020.9	(15)
Securities
U.S. Government	4,580.0	3,838.4	19
Obligations of States and Political Subdivisions	121.6	134.1	(9)
Government Sponsored Agency	16,511.9	16,495.1	—
Other (***)	14,579.0	13,044.1	12

Total Securities	35,792.5	33,511.7	7
Loans and Leases	32,099.8	31,351.4	2

Total Earning Assets	98,693.1	99,388.5	(1)
Allowance for Credit Losses Assigned to Loans and Leases	(265.9)	(267.1)	—
Cash and Due from Banks	1,573.4	1,217.4	29
Buildings and Equipment	446.9	441.2	1
Client Security Settlement Receivables	959.7	954.5	1
Goodwill	529.7	535.1	(1)
Other Assets	5,576.3	5,160.4	8

Total Assets	$107,513.2	$107,430.0	—%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,361.0	$15,051.2	2%
Savings Certificates and Other Time	1,741.7	1,829.3	(5)
Non-U.S. Offices - Interest-Bearing	47,399.8	48,817.9	(3)

Total Interest-Bearing Deposits	64,502.5	65,698.4	(2)
Short-Term Borrowings	5,187.4	4,364.4	19
Senior Notes	1,497.0	1,496.9	—
Long-Term Debt	1,571.9	1,613.4	(3)
Floating Rate Capital Debt	277.2	277.2	—

Total Interest-Related Funds	73,036.0	73,450.3	(1)
Demand and Other Noninterest-Bearing Deposits	22,023.6	21,732.7	1
Other Liabilities	3,980.9	3,747.8	6

Total Liabilities	99,040.5	98,930.8	—
Common Equity	8,084.2	8,110.7	—
Preferred Equity	388.5	388.5	—

Total Equity	8,472.7	8,499.2	—

Total Liabilities and Stockholders’ Equity	$107,513.2	$107,430.0	—%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 7

QUARTERLY TREND DATA	2015	2014
($ In Millions Except Per Share Data)	QUARTER	QUARTERS
	FIRST	FOURTH	THIRD	SECOND	FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$727.5	$728.2	$718.2	$706.9	$679.5
Other Noninterest Income	146.4	138.0	111.4	128.2	115.3
Net Interest Income	260.6	263.9	249.3	246.6	245.7

Total Revenue	1,134.5	1,130.1	1,078.9	1,081.7	1,040.5
Provision for Credit Losses	(4.5)	3.0	—	—	3.0
Noninterest Expense	789.0	781.3	774.7	811.0	768.0

Income before Income Taxes	350.0	345.8	304.2	270.7	269.5
Provision for Income Taxes	119.3	101.8	99.7	88.8	88.1

Net Income	$230.7	$244.0	$204.5	$181.9	$181.4

Per Common Share
Net Income - Basic	$0.95	$0.98	$0.85	$0.76	$0.75
- Diluted	0.94	0.98	0.84	0.75	0.75
Cash Dividends Declared per Common Share	0.33	0.33	0.33	0.33	0.31
Book Value (EOP)	35.22	34.54	34.62	34.14	33.61
Market Value (EOP)	69.65	67.40	68.03	64.21	65.56
Financial Ratios
Return on Average Common Equity	11.28%	11.47%	10.09%	9.18%	9.28%
Return on Average Assets	0.87	0.90	0.77	0.71	0.73
Net Interest Margin (GAAP)	1.07	1.05	1.02	1.04	1.09
Net Interest Margin (FTE)	1.10	1.08	1.05	1.06	1.12
Capital Ratios
Standardized Approach
Common Equity Tier 1	10.5%	12.5%	12.8%	12.7%	12.8%
Tier 1	11.1	13.3	13.6	12.9	13.0
Total	13.1	15.5	16.0	15.4	15.5
Tier 1 Leverage	7.8	7.8	7.9	7.6	7.8
Advanced Approach
Common Equity Tier 1	11.8%	12.4%	12.7%	12.7%	n/a
Tier 1	12.4	13.2	13.4	12.9	n/a
Total	14.2	15.0	15.3	14.9	n/a
Tier 1 Leverage	7.8	n/a	n/a	n/a	n/a
Supplementary Leverage	6.4	n/a	n/a	n/a	n/a
Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$5,566.2	$5,453.1	$5,403.1	$5,488.0	$5,249.9
Wealth Management	524.6	515.7	507.2	516.6	503.6

Total Assets Under Custody	$6,090.8	$5,968.8	$5,910.3	$6,004.6	$5,753.5

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$727.0	$709.6	$702.9	$701.5	$698.2
Wealth Management	233.1	224.5	220.4	222.9	217.2

Total Assets Under Management	$960.1	$934.1	$923.3	$924.4	$915.4

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$219.6	$215.7	$220.5	$229.3	$259.9
Other Real Estate Owned (OREO)	8.5	16.6	10.7	12.6	9.8

Total Nonperforming Assets	$228.1	$232.3	$231.2	$241.9	$269.7

Nonperforming Assets / Loans and Leases and OREO	0.70%	0.73%	0.75%	0.79%	0.91%
Gross Charge-offs	$7.5	$8.2	$8.6	$7.8	$11.5
Less: Gross Recoveries	2.9	2.8	3.4	1.9	10.0

Net Charge-offs	$4.6	$5.4	$5.2	$5.9	$1.5

Net Charge-offs (Annualized) to Average Loans and Leases	0.06%	0.07%	0.07%	0.08%	0.02%
Allowance for Credit Losses Assigned to Loans and Leases	$259.0	$267.0	$269.4	$275.2	$279.2
Allowance to Nonperforming Loans and Leases	1.2x	1.2x	1.2x	1.2x	1.1x
Allowance for Other Credit-Related Exposures	$27.7	$28.9	$28.9	$28.3	$30.2